Exhibit 10.4

GRIFFIN (BIRMINGHAM) ESSENTIAL ASSET REIT II, LLC, as mortgagor
    (Individual Borrower)

To

BANK OF AMERICA, N.A., a national banking association,
and
KEYBANK NATIONAL ASSOCIATION, a national banking association collectively, as mortgagee

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
FIXTURE FILING: THIS MORTGAGE IS FILED AND SHALL CONSTITUTE A FIXTURE FILING IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7-9A-502(C) OF THE CODE OF ALABAMA (1975) AND SHALL BE CROSS-INDEXED IN THE INDEX OF FIXTURE FILINGS.

DATED:        As of April 27, 2018

LOCATION:    3525 & 3535 Colonnade Pkwy, Birmingham, AL

COUNTY:        Jefferson County, Alabama

PREPARED BY AND UPON
RECORDATION RETURN TO:

Cadwalader, Wickersham & Taft LLP
227 West Trade Street, Suite 2400
Charlotte, North Carolina 28202
Attention: Matthew Robertson, Esq.

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of this 27th day of April, 2018, by GRIFFIN (BIRMINGHAM) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company, having its principal place of business at c/o Griffin Capital Company, LLC, 1520 E. Grand Avenue, El Segundo, CA 90245, Attention: Javier Bitar, as mortgagor (“Individual Borrower”) to BANK OF AMERICA, N.A., a national banking association, whose address is 214 North Tryon Street, NC1-027-15-01, Charlotte, North Carolina 28255 and KEYBANK NATIONAL ASSOCIATION, a national banking association, whose address is 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, as beneficiary (individually and/or collectively, as the context may require, together with their respective successors and/or assigns, “Lender”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (defined below).
RECITALS:
WHEREAS, this Security Instrument is given to Lender to secure a loan (the “Loan”) in the principal sum of Two Hundred Fifty Million and No/100 Dollars $(250,000,000.00) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Individual Borrower, the entities set forth in Schedule I attached hereto and made a part hereof (collectively, the “Other Borrowers” and together with Individual Borrower, collectively, the “Borrower”) and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”) and evidenced by the Note (as defined in the Loan Agreement), dated the date hereof, made by Borrower in favor of Lender; and
WHEREAS, Individual Borrower desires to secure the payment of the Debt and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents; and
WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Individual Borrower of its obligations thereunder and under the other Loan Documents are secured hereby.

ARTICLE 1
GRANTS OF SECURITY
Section 1.1 Property Mortgaged. To the extent permitted by applicable law, as security for the Obligations, Individual Borrower hereby grants, bargains, sells, assigns, and conveys unto Lender, and hereby grants to Lender a security interest in all of Individual Borrower’s right, title and interest in, to and under the following property, whether now owned, or hereafter acquired by Individual Borrower (collectively, the “Property”):
(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);
(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Individual Borrower for use in connection with the Land and the development of the

Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;
(c) Improvements. The buildings, structures, fixtures, pads, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);
(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land, the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Individual Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
(e) Equipment. All “goods” and “equipment,” as such terms are defined in Article 9 of the Uniform Commercial Code (hereinafter defined), now owned or hereafter acquired by Individual Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Individual Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”). Notwithstanding the foregoing, Equipment shall not include any property belonging to tenants under Leases (hereinafter defined) except to the extent that Individual Borrower shall have any right or interest therein;
(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Individual Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Individual Borrower’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”). Notwithstanding the foregoing, “Fixtures” shall not include any property which tenants are entitled to remove pursuant to Leases, except to the extent that Individual Borrower shall have any right or interest therein;
(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, other than Fixtures, which are now or hereafter owned by Individual Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Individual Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;
(h) Leases and Rents. All leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of, the Land, the Improvements and every modification, amendment or other agreement relating to such leases, subleases, subsubleases or other agreements entered into in connection with such leases, subleases, subsubleases or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Individual Borrower of any petition for relief under any Creditors Rights Laws (collectively, the “Leases”) and all right, title and interest of Individual Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits to the extent the same may be subject to the lien of this Security Instrument under applicable law), accounts, cash, issues, profits, charges for services rendered and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Individual Borrower or its agents or employees from any and all sources arising from or attributable to the Property, including, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Individual Borrower or Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Individual Borrower of any petition for relief under any Creditors Rights Laws (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;
(i) Insurance Proceeds. Subject to the terms of the Loan Agreement, all Insurance Proceeds actually received by or payable to Individual Borrower in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;
(j) Condemnation Awards. All Awards actually received by or payable to Individual Borrower, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of Condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade or for any other injury to or decrease in the value of the Property;
(k) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
(l) Rights. The right, in the name and on behalf of Individual Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;
(m) Master Escrow Agreement. That certain Master Escrow Agreement by and among Borrower, CREC (Birgmingham), LLC and First American Title Insurance Company, dated as of December 22, 2016 and all rights therein and thereto, including, without limitation, the right to receive and collect any sums payable to Individual Borrower thereunder;
(n) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses (including liquor licenses to the extent Individual Borrower is permitted to do so pursuant to applicable laws), plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements, or any business or activity conducted on the Land and any part thereof and all right, title and interest of Individual Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Individual Borrower thereunder and all management, service, supply and maintenance contracts and agreements (collectively, the “Agreements”);
(o) Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;
(p) Letter of Credit. All letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) Individual Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(q) Accounts. All reserves, escrows and deposit accounts maintained by Individual Borrower with respect to the Property, including, without limitation, the Reserve Accounts, the Deposit Account, the Cash Management Account and all accounts established pursuant to Article 10 of the Loan Agreement together with all deposits or wire transfers made to the Deposit Account and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;
(r) Conversion. All proceeds, actually received by or payable to Individual Borrower, of the conversion, voluntary or involuntary, of any of the foregoing items set forth in subsections (a) through (p) including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims; and
(s) Other Rights. Any and all other rights of Individual Borrower in and to the items set forth in subsections (a) through (r) above.
AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Individual Borrower expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.
Section 1.2 Assignment of Rents. Individual Borrower hereby absolutely and unconditionally assigns to Lender all of Individual Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Individual Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Loan Agreement and Section 8.1(h) of this Security Instrument, Lender grants to Individual Borrower a revocable license to collect, receive, use and enjoy the Rents and Individual Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.
Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Individual Borrower in the Property. By executing and delivering this Security Instrument, Individual Borrower hereby grants to Lender, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment and the Personal Property and other property constituting the Property, whether now owned or hereafter acquired, to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default shall occur and be continuing, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Individual Borrower shall, at its expense, use commercially reasonable efforts to assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) reasonably acceptable to Lender. Individual Borrower shall pay to Lender on demand any and all reasonable out-of-pocket expenses, including reasonable legal expenses and attorneys’ fees, actually incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Individual Borrower in accordance with the provisions hereof at least ten (10) business days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Individual Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. Individual Borrower’s (debtor’s) principal place of business is as set forth on page one hereof and the address of Lender (secured party) is as set forth on page one hereof.
Section 1.4 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.
Section 1.5 Conditions to Grant. TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever; PROVIDED, HOWEVER, these presents are upon the express condition that, if Individual Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void.
ARTICLE 2

DEBT AND OBLIGATIONS SECURED
Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.
Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the “Other Obligations”): (a) all other obligations of Individual Borrower contained herein; (b) each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and (c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.
Section 2.3 Debt and Other Obligations. Individual Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”
Section 2.4 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.
Section 2.5 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.
ARTICLE 3

PROPERTY COVENANTS
Individual Borrower covenants and agrees that:
Section 3.1 Insurance. Individual Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Individual Borrower and the Property as required pursuant to the Loan Agreement.
Section 3.2 Taxes. Individual Borrower shall pay all Taxes and Other Charges assessed or imposed against the Property or any part thereof in accordance with the Loan Agreement.
Section 3.3 Leases. Individual Borrower shall not enter into any Leases for all or any portion of the Property unless in accordance with the provisions of the Loan Agreement.
Section 3.4 Warranty of Title. Individual Borrower has and is seized of good, indefeasible, marketable and insurable fee simple title to the real property comprising part of the Property and good indefeasible and marketable title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.

Individual Borrower shall forever warrant, defend and preserve the title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever.
Section 3.5 Payment for Labor and Materials. (a) Individual Borrower shall promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest, even though inferior to the Liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests hereof except for the Permitted Encumbrances. Individual Borrower represents there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.
(a) After prior written notice to Lender, Individual Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Individual Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Individual Borrower and from the Property or Individual Borrower shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Individual Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost and (vi) Individual Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender (not to exceed one hundred ten percent (110%) of the amount of such lien being contested), to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.
Section 3.6 Letter of Credit Rights. If Individual Borrower is at any time a beneficiary under a letter of credit relating to the properties, rights, titles and interests referenced in Section 1.1 of this Security Instrument now or hereafter issued in favor of Individual Borrower, Individual Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Individual Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing, in each case that the proceeds of any drawing under the letter of credit are to be applied as provided in Section 8.2 of this Security Instrument.
ARTICLE 4

FURTHER ASSURANCES

Section 4.1 Compliance with Loan Agreement. Individual Borrower shall comply with the covenants set forth in Article 17 of the Loan Agreement in order to protect and perfect the Lien or security interest hereof upon, and in the interest of Lender in, the Property.
Section 4.2 Authorization to File Financing Statements; Power of Attorney. Individual Borrower hereby authorizes Lender at any time and from time to time to file any customary initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property. For purposes of such filings, Individual Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Individual Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Security Instrument. Individual Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Individual Borrower or in Individual Borrower’s own name to execute in Individual Borrower’s name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Individual Borrower’s authorization above is not sufficient. To the extent permitted by law, Individual Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue of this Section 4.2. This power of attorney is a power coupled with an interest and shall be irrevocable.
ARTICLE 5

DUE ON SALE/ENCUMBRANCE
Section 5.1 No Sale/Encumbrance. Individual Borrower shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof, Individual Borrower or any Restricted Party, other than in accordance with the provisions of Article 7 of the Loan Agreement, without the prior written consent of Lender.
ARTICLE 6

PREPAYMENT; RELEASE OF PROPERTY
Section 6.1 Prepayment. The Debt may not be prepaid in whole or in part except in accordance with the express terms and conditions of the Loan Agreement.
Section 6.2 Prepayment on Casualty/Condemnation and Change in Tax and Debit Credit Laws. Provided no Event of Default exists under any of the Loan Documents, in the event of any prepayment of the Debt pursuant to the terms of Article 8 or Section 17.4 of the Loan Agreement, no prepayment premium shall be due in connection therewith, but Individual Borrower shall be responsible for all other amounts due under any of the Loan Documents.

Section 6.3 Involuntary Prepayment. If there is an involuntary prepayment during the Lockout Period and if required in accordance with the terms of the Loan Agreement, then Individual Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Article 2 of the Loan Agreement.
Section 6.4 Release of Property. Individual Borrower shall not be entitled to a release of any portion of the Property from the lien of this Security Instrument except in accordance with terms and conditions of the Loan Agreement. Upon satisfaction of such terms and conditions in the Loan Agreement, Lender shall release this Security Instrument and the Lien hereof (as to the applicable Property or portion of the Property) by proper instrument recorded in the real estate records office of the County where the Land is located.
ARTICLE 7

DEFAULT
Section 7.1 Event of Default. The term “Event of Default” as used in this Security Instrument shall have the meaning assigned to such term in the Loan Agreement.
ARTICLE 8

RIGHTS AND REMEDIES UPON DEFAULT
Section 8.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Individual Borrower agrees that Lender may take such action, without notice or demand (except as may be required in accordance with the Loan Documents or applicable law), as it reasonably deems necessary to protect and enforce its rights against Individual Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:
(a) declare the entire unpaid Debt to be immediately due and payable;
(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Individual Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;
(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;
(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;
(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Individual Borrower or any other Person liable for the payment of the Debt;
(h) the license granted to Individual Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Individual Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Individual Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Individual Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender reasonably deems necessary; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property in such manner and form as Lender deems necessary in its commercially reasonably discretion; (iv) exercise all rights and powers of Individual Borrower with respect to the Property, whether in the name of Individual Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Individual Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Individual Borrower; (vi) require Individual Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Individual Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all reasonable third-party, out of pocket expenses (including reasonable attorneys’ fees and expenses) actually incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

(i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: the right to take possession of the Fixtures, the Equipment, the Personal Property or any part thereof, and to take such other measures as Lender may reasonably deem necessary for the care, protection and preservation of the Fixtures, the Equipment, the Personal Property. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment, the Personal Property sent to Individual Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Individual Borrower;
(j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its uncontrolled discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;
(k) surrender the Policies maintained pursuant to the Loan Agreement, collect the unearned insurance premiums for the Policies and apply such sums as a credit on the Debt in such priority and proportion as set forth in the Loan Agreement, and in connection therewith, Individual Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Individual Borrower to collect such insurance premiums;
(l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or
(m) pursue such other remedies as Lender may have under applicable law.
In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Section 11.1(g) of the Loan Agreement shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.
Section 8.2 Application of Proceeds. Upon the occurrence and during the continuance of any Event of Default, to the extent permitted by applicable law, the purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

Section 8.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Individual Borrower (except as may be required in accordance with applicable law or the Loan Agreement) and without releasing Individual Borrower from any obligation hereunder, make any payment or do any act required of Individual Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes (subject to the rights of Tenants), or appear in, defend or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the actual out-of-pocket cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.
Section 8.4 Actions and Proceedings. Upon the occurrence and during the continuance of any Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Individual Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.
Section 8.5 Recovery of Sums Required to be Paid. Upon the occurrence and during the continuance of an Event of Default, subject to Article 15 of the Loan Agreement, Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Individual Borrower existing at the time such earlier action was commenced.
Section 8.6 Other Rights, etc. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Individual Borrower shall not be relieved of Individual Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Individual Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(a) It is agreed that the risk of loss or damage to the Property is on Individual Borrower, and Lender shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the Policies or for failure to determine whether insurance in force is adequate as to the amount of risks insured until such time as Lender becomes a mortgagee in possession or if title to the Property has been transferred to Lender or its designee pursuant to a foreclosure or deed in lieu of foreclosure. Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender’s possession.
(b) Upon the occurrence and during the continuance of any Event of Default, Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
Section 8.7 Right to Release any Portion of the Property. Upon the occurrence and during the continuance of any Event of Default, Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.
Section 8.8 Right of Entry. Upon reasonable notice to Individual Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times (subject to the rights of Tenants under their Leases).
Section 8.9 Bankruptcy. (a) Upon or at any time after the occurrence of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Individual Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Individual Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.
(a) If there shall be filed by or against Individual Borrower a petition under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), and Individual Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Individual Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Individual Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Individual Borrower within such ten-day period a notice stating that (i) Lender demands that Individual Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Individual Borrower the notice described in the preceding sentence, Individual Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.
Section 8.10 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Individual Borrower’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations. Nothing in this Section 8.10 is intended to modify the rights and obligations of Borrower or Lender under the Loan Documents.
ARTICLE 9

ENVIRONMENTAL HAZARDS
Section 9.1 Environmental Covenants. Individual Borrower has provided representations and warranties regarding environmental matters set forth in the Environmental Indemnity and shall comply with the covenants regarding environmental matters set forth in the Environmental Indemnity.
Section 9.2 Lender’s Rights. Subject to the rights of Tenants, Lender and any other person or entity designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, during the continuance of an Event of Default (or if Lender reasonably believes that there is or has been a violation of any Environmental Law), to enter upon the Property at all reasonable times upon prior reasonable notice to Individual Borrower to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing. Individual Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender in accordance with the foregoing. If requested by Individual Borrower, Lender shall make the results (including any reports) of any such environmental assessment or audit fully available to Individual Borrower.

ARTICLE 10

WAIVERS
Section 10.1 Marshalling and Other Matters. Individual Borrower hereby waives, to the extent permitted by law, the benefit of all Legal Requirements now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Individual Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Individual Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Legal Requirements.
Section 10.2 Waiver of Notice. Individual Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Lender to Individual Borrower and except with respect to matters for which Individual Borrower is not permitted by Legal Requirements to waive its right to receive notice, and Individual Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument or the Loan Agreement does not specifically and expressly provide for the giving of notice by Lender to Individual Borrower.
Section 10.3 Waiver of Statute of Limitations. To the extent such waiver is enforceable against Individual Borrower, Individual Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.
Section 10.4 Sole Discretion of Lender. Whenever pursuant to this Security Instrument, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole (but reasonable) discretion of Lender and shall be final and conclusive.
Section 10.5 WAIVER OF TRIAL BY JURY. INDIVIDUAL BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY INDIVIDUAL BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND INDIVIDUAL BORROWER IS HEREBY AUTHORIZED

TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY INDIVIDUAL BORROWER AND LENDER.
Section 10.6 Waiver of Foreclosure Defense. Individual Borrower hereby waives any defense Individual Borrower might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.
Section 10.7 Failure to Act. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure of Lender to take any action hereunder or under any other Loan Document shall not (i) be deemed to be a waiver of any term or condition of this Security Instrument or any of the other Loan Documents, (ii) adversely effect any rights of Lender hereunder or under any other Loan Document or (iii) relieve Individual Borrower of any of Individual Borrower’s obligations hereunder or under any other Loan Document.
ARTICLE 11

EXCULPATION
Section 11.1 Exculpation. The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.
ARTICLE 12

NOTICES
Section 12.1 Notices. All notices or other written communications hereunder shall be delivered in accordance with the applicable terms and conditions of the Loan Agreement.
ARTICLE 13

APPLICABLE LAW
Section 13.1 Governing Law. This Security Instrument shall be governed in accordance with the terms and provisions of Article 19 of the Loan Agreement.
Section 13.2 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

ARTICLE 14

DEFINITIONS
Section 14.1 Defined Terms. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Individual Borrower” shall mean “each Individual Borrower and any subsequent permitted owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable out-of-pocket attorneys’, paralegal and law clerk fees and disbursements actually incurred, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.
ARTICLE 15

MISCELLANEOUS PROVISIONS
Section 15.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Individual Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
Section 15.2 Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of (a) Lender and its successors and assigns forever and (b) Individual Borrower and its permitted successors and assigns forever.
Section 15.3 Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.
Section 15.4 Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 15.6 Joint and Several Liability. If the Individual Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder are joint and several.
Section 15.7 Entire Agreement. This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Individual Borrower and Lender are superseded by the terms of this Security Instrument and the other Loan Documents.
Section 15.8 Limitation on Lender’s Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger (unless such loss, injury or death resulted from Lender’s gross negligence, illegal act or willful misconduct). Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession.”
Section 15.9 Cross Collateralization And Cross Default. Individual Borrower acknowledges that in order to induce Lender to make the Loan, this Security Instrument and each other Mortgage (as defined in the Loan Agreement) shall be cross-collateralized and cross-defaulted as provided herein. In accordance with the terms and provisions of the Loan Agreement, without limitation to any other right or remedy provided to Lender in this Security Instrument or in any of the other Loan Documents, Individual Borrower agrees that this Security Instrument and the other Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default (as defined in, and as determined pursuant to, the Loan Agreement) by (a) Individual Borrower under this Security Instrument or (b) any Other Borrower under any Loan Document shall constitute an Event of Default; (ii) an Event of Default (as determined pursuant to the Loan Agreement) under the Note, the Loan Agreement or this Security Instrument shall constitute an Event of Default; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Individual Properties as security for the Note.
Section 15.10    Last Dollars Secured. To the extent this Security Instrument secures only a portion of the indebtedness owing or which may become owing by the Individual Borrower to the Lender, the parties agree that any payments or repayments of such indebtedness by the Individual Borrower shall be deemed to apply first to the portion of the indebtedness that is not secured hereby, it being the parties’ intent that the portion of the indebtedness last remaining unpaid shall be deemed secured hereby.
Section 15.11 Co-Lenders. The terms and provisions of Section 20.12 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

ARTICLE 16

STATUS OF PARTIES
Section 16.1 Status of Individual Borrower. Individual Borrower’s exact legal name is correctly set forth in the first paragraph of this Security Instrument and the signature block at the end of this Security Instrument. Individual Borrower is an organization of the type specified in the first paragraph of this Security Instrument. Individual Borrower is incorporated in or organized under the laws of the state specified in the first paragraph of this Security Instrument. Individual Borrower’s principal place of business and chief executive office, and the place where Individual Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Individual Borrower) the address of Individual Borrower set forth on the first page of this Security Instrument. Individual Borrower will not change or permit to be changed (a) Individual Borrower’s name, (b) Individual Borrower’s identity (including its trade name or names), (c) Individual Borrower’s principal place of business set forth on the first page of this Security Instrument, (d) the corporate, partnership or other organizational structure of Individual Borrower, (e) Individual Borrower’s state of organization, or (f) Individual Borrower’s organizational number, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Individual Borrower’s structure, without first obtaining the prior written consent of Lender. If Individual Borrower does not now have an organizational identification number and later obtains one, Individual Borrower promptly shall notify the Lender of such organizational identification number.
ARTICLE 17

STATE-SPECIFIC PROVISIONS
Section 17.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 17 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 17 shall control and be binding.
Section 17.2 Power of Sale. In addition to the rights and remedies set forth in Article 8, if an Event of Default exists, this Security Instrument shall be subject to foreclosure and may be foreclosed as now provided by law in case of past-due mortgages, and Lender shall be authorized, at its option, whether or not possession of the Property is taken, to sell the Property (or such part or parts thereof as Lender may from time to time elect to sell) under the power of sale which is hereby given to Lender, at public outcry, to the highest bidder for cash, at the front or main door of the courthouse of the county in which the Land to be sold, or a substantial and material part thereof, is located, after first giving notice by publication once a week for three successive weeks of the time, place and terms of such sale, together with a description of the Property to be sold, by publication in some newspaper published in the county or counties in which the Land to be sold is located. If there is Land to be sold in more than one county, publication shall be made in all counties where the Land to be sold is located, but if no newspaper is published in any such county, the notice shall be published in a newspaper published in an adjoining county for three successive weeks. The sale shall be held between the hours of 11:00 a.m. and 4:00 p.m. on the day designated for the exercise of the power of sale hereunder. Lender may bid at any sale held under this Security Instrument and may purchase the Property, or any part thereof, if the highest bidder therefor. The purchaser at any such sale shall be under no obligation to see to the proper application of the purchase money. At any sale all or any part of the Property, real, personal or mixed, may be offered for sale in parcels or en masse for one total price, and the proceeds of any such sale en masse shall be accounted for in one account without distinction between the items included therein and without assigning to them any proportion of such proceeds, Individual Borrower hereby waiving the application of any doctrine of marshalling or like proceeding. In case Lender, in the exercise of the power of sale herein given, elects to sell the Property in parts or parcels, sales thereof may be held from time to time, and the power of sale granted herein shall not be fully exercised until all of the Property not previously sold shall have been sold or all the Obligations shall have been paid in full and this Security Instrument shall have been terminated as provided herein.
Section 17.3 Foreclosure Deeds. To the extent permitted by applicable law, Individual Borrower hereby authorizes and empowers Lender or the auctioneer at any foreclosure sale had hereunder, for and in the name of Individual Borrower, to execute and deliver to the purchaser or purchasers of any of the Property sold at foreclosure good and sufficient deeds of conveyance or bills of sale thereto.
Section 17.4 Multiple Sales. If an Event of Default exists, Lender shall have the option to proceed with foreclosure, either through the courts or by power of sale as provided for in this Security Instrument, but without declaring the whole Obligations due. Any such sale may be made subject to the unmatured part of the Obligations, and such sale, if so made, shall not affect the unmatured part of the Obligations, but as to such unmatured part of the Obligations this Security Instrument shall remain in full force and effect as though no sale had been made under this Article 17. Several sales may be made hereunder without exhausting the right of sale for any remaining part of the Obligations, whether then matured or unmatured, the purpose hereof being to provide for a foreclosure and sale of the Property for any matured part of the Obligations without exhausting the power of foreclosure and the power to sell the Property for any other part of the Obligations, whether matured at the time or subsequently maturing.
Section 17.5 Additional Fixture Filing Language. This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included in the Property and is to be filed and recorded in, among other places, the real estate records of the county where the Property is located. For this purpose the following information is included: The Property is described by item or type in Section 1.1. Individual Borrower is the debtor, and Lender is the secured party. The names of the debtor (Individual Borrower) and the secured party (Lender) are given in the first paragraph of this Security Instrument. The mailing addresses of Lender set out in the first paragraph hereof are addresses of the secured party from which information concerning the security interest may be obtained. The mailing address of the Individual Borrower set out in the first paragraph hereof is a mailing address for the debtor. A statement indicating the types, or describing the items, of collateral is set forth in Section 1.1 and in this Section 17.5. The real estate to which the goods are or are to be affixed is described in Exhibit A. The Borrower is the record owner of the Land.
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IN WITNESS WHEREOF, this Security Instrument has been executed by Individual Borrower as of the day and year first above written.

GRIFFIN (BIRMINGHAM) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company
By: GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, its sole member
By: GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, Inc., a Maryland corporation, its general partner
By: /s/ Javier F. Bitar
Name: Javier F. Bitar
Its: Chief Financial Officer and Treasurer

ACKNOWLEDGMENT

STATE OF ___________    )
: ss.:
COUNTY OF _________    )
I, the undersigned Notary Public in and for said County, in said State, hereby certify that [_____], whose name as [________] of [__________], a [_________], is signed to the foregoing conveyance and who is known to me, acknowledged before me on this day, that, being informed of the contents of said conveyance, he, as such officer and with full authority, executed the same voluntarily for and as the act of said company.
Given under my hand and official seal this _______ day of ____________, 2018.
________________________________________
Notary Public
My Commission Expires:
____________________

SCHEDULE I
Other Borrowers

GRIFFIN (LAS VEGAS BUFFALO) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company
GRIFFIN (DEKALB) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company
GRIFFIN (ETNA) ESSENTIAL ASSET REIT II, LLC, a Delaware limited liability company

EXHIBIT A
(Legal Description)

Lot 1, according to the Survey of Colonnade, as recorded in Map Book 155, Page 37, in the Office of the Judge of Probate of Jefferson County, Alabama said property lies in the SW 1/4 of Section 27, Township 18, Range 2 West.

Said real property being the same real property described in that certain deed recorded at Book LR201510, Page 20239, Jefferson County, Alabama records.

Together with the easements benefiting said property granted in the Declaration of Covenants, Easements and Restrictions for Colonnade as recorded in Book 3325, Page 292, aforesaid records; as affected by that Assignment of Rights and Interests recorded at Book 9805, Page 5934, aforesaid records.